                                                                    Exhibit 10.1

                            TENTH AMENDMENT TO LEASE

      TENTH AMENDMENT TO LEASE dated as of this 20th day of April, 2000, by and between BP PRUCENTER ACQUISITION, LLC, a Delaware limited liability company (as successor-in-interest to The Prudential Insurance Company of America) ("Landlord") and DIGITAS LLC, formerly known as BRONNERCOM, LLC, formerly known as BRONNER SLOSBERG HUMPHREY, LLC, a Delaware limited liability company, as successor-in-interest to Bronner Slosberg Humphrey, Inc. ("Tenant").

                                    RECITALS

      By Lease dated May 31, 1995, as amended by a First Amendment of Lease dated June 21, 1996, a Second Amendment of Lease dated September 1, 1996, a Third Amendment of Lease dated November 5, 1996, a Fourth Amendment of Lease dated January 22, 1997, a Fifth Amendment and Partial Termination of Lease dated July 11, 1997, a Sixth Amendment and Partial Termination of Lease dated May 15, 1998, a Seventh Amendment to Lease dated March 29, 1999, an Eighth Amendment to Lease dated July 30, 1999 and a Ninth Amendment to Lease dated February __, 2000 (the "Lease"), Landlord's predecessor-in-interest did lease to Tenant and Tenant did hire and lease from Landlord's predecessor-in-interest certain premises (the "Initial Premises") located in the Tower Building (the "Building"), Prudential Center, Boston, Massachusetts, which Initial Premises are described with greater particularity in the Lease.

      Tenant desires to hold options to lease additional premises in the Building, to wit, Floor 4 and Floor 28, and to amend other provisions of the Lease;

      Landlord is willing to grant such options to Tenant and to amend the Lease on the terms and conditions hereinafter set forth;

      NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

      1.    FOURTH FLOOR EXPANSION OPTION

      Tenant shall have the right to increase the size of the Premises by adding thereto Floor 4 of the Building containing 24,715 square feet of rentable floor area (the "Fourth Floor Expansion Space") in the manner and subject to the terms and conditions as hereinafter set forth.
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      If, as of the date of Tenant's Exercise Notice and as of the Commencement
Date in respect of the Fourth Floor Expansion Space, (i) Tenant is not in default, beyond the expiration of applicable notice and grace periods, in the performance of any obligations to be performed by Tenant under the Lease and
(ii) this Lease is still in full force and effect, Tenant shall have the right to lease the Fourth Floor Expansion Area by giving Landlord written notice ("Tenant's Exercise Notice") on or before July 1, 2000 and Tenant's Exercise Notice shall constitute an agreement to add the Fourth Floor Expansion Space to the Premises demised under the Lease for a term coterminous with the Term of the Lease upon all of the same terms, conditions, covenants and agreements contained in the Lease except as follows:

      A. The Commencement Date in respect of the Fourth Floor Expansion Space shall be the day after the date that the present tenant of the Fourth Floor Expansion Space vacates the Fourth Floor Expansion Space, which date is estimated to occur between September 1, 2001 and December 31, 2001. Landlord shall give Tenant reasonable advance notice of the actual Commencement Date in respect of the Fourth Floor Expansion Space.

            If the Commencement Date in respect of the Fourth Floor Expansion Space has not occurred on or before September 30, 2001, then Tenant shall be entitled to a rent abatement against Tenant's obligation to pay rent in respect of the Fourth Floor Expansion Space equal to one
            (1) day for each day between October 1, 2001 and the Commencement Date in respect of the Fourth Floor Expansion Space. Such abatement shall be in addition to any delay in Tenant's obligation to pay rent in respect of the Fourth Floor Expansion Space based on the Commencement Date in respect of the Fourth Floor Expansion Space. For example, if the Commencement Date in respect of the Fourth Floor Expansion Space occurs on October 15, 2001, then Tenant's obligation to pay rent in respect of the Fourth Floor Expansion Space shall not commence until November 1, 2001 (i.e., 15 days after such Commencement Date). If the Commencement Date in respect of the Fourth Floor Expansion Space has not occurred on or before December 31, 2001, Tenant shall have the right to terminate the Lease with respect to the Fourth Floor Expansion Space only, by giving notice to Landlord of Tenant's desire to do so on or before January 31, 2002; and upon the giving of such notice, the Lease shall terminate with respect to the Fourth Floor Expansion Space only, without further liability or obligation on the part of either party, unless within thirty (30) days after receipt of such termination notice from Tenant, the Commencement Date in respect of the Fourth Floor Expansion Space has occurred.

            Such rent abatement and right of termination shall be Tenant's sole and exclusive remedies at law or in equity or otherwise for the failure of the Commencement Date in respect of the Fourth Floor Expansion Space to occur by September 30, 2001 or December 31, 2001, respectively.

      B. The Term of the Lease for the Fourth Floor Expansion Space shall commence on the Commencement Date in respect of the Fourth Floor Expansion Space and shall expire on November 30, 2005, unless sooner terminated in accordance with the provisions of the Lease as herein amended, upon all the same terms and conditions contained in the Lease as herein amended.

      C. Tenant's obligation to pay rent, Increased Operating Expenses and increased Real Estate Taxes in respect of the Fourth Floor Expansion Space shall commence to accrue on the Commencement Date in respect of the Fourth Floor Expansion Space.

      D. Rent for the Fourth Floor Expansion Space shall be payable at the annual rate of $1,161,605.00 (being the product of (i) $47.00 and (ii) the rentable floor area of the Fourth Floor Expansion Space (being 24,715 square feet).

      E. Commencing on the Commencement Date in respect of the Fourth Floor Expansion Space, Tenant shall reimburse Landlord for Increased Operating Expenses (pursuant to Section 3.2 of the Lease) for the Fourth Floor Expansion Space in excess of the Operating Expenses incurred by Landlord during calendar year 2001 (being January 1, 2001 through December 31, 2001).

      F. Commencing on the Commencement Date in respect of the Fourth Floor Expansion Space, Tenant shall reimburse Landlord for increased Real Estate Taxes (pursuant to Section 3.4 of the Lease) for the Fourth Floor Expansion Space in excess of the Real Estate Taxes paid by Landlord in fiscal year 2002 (being July 1, 2001 through June 30,
            2002).

      G. Tenant's Share with respect to the Fourth Floor Expansion Space consisting of a total of 24,715 rentable square feet will be 2.02%.

      H.    Tenant shall reimburse Landlord monthly in arrears within thirty
            (30) days of receipt of Landlord's invoice for the cost of electricity consumed in the Fourth Floor Expansion Space as determined by a check meter (which check meter is presently installed) at Landlord's cost of electricity from time to time.

      I. As provided in the Lease, on the Commencement Date in respect of the Fourth

            Floor Expansion Space, Tenant shall be entitled to lease (i) up to twelve (12) additional non-reserved parking spaces at the then current monthly rates for non-reserved spaces, and (ii) one (1) reserved parking space at the then current monthly rate for reserved spaces. All of such spaces shall be leased from the Prudential Center garage operator in addition to those currently leased by Tenant.

      J. Tenant's extension rights set forth in Section 12.15 of the Lease, as amended by Section II(1) of the Fourth Amendment of Lease, shall apply to the Fourth Floor Expansion Space.

      K. Tenant shall lease the Fourth Floor Expansion Space in "as-is" condition, broom clean and clear of all occupants, in the condition in which the Fourth Floor Expansion Space is in as of the Commencement Date in respect of the Fourth Floor Expansion Space, without any obligation on the part of Landlord to prepare or construct the Fourth Floor Expansion Space for Tenant's occupancy, except that Landlord shall provide to Tenant an allowance of $15.00 per square foot of rentable floor area of the Fourth Floor Expansion Space (the "Fourth Floor Expansion Space Allowance") towards the cost of design and improvements (including, without limitation, telephone and data wiring) to be performed by Tenant in the Fourth Floor Expansion Space in accordance with the terms of the Lease after Tenant delivers to Landlord paid invoices indicating the actual cost of such design and improvements reasonably satisfactory to Landlord. Notwithstanding the foregoing, Landlord shall be under no obligation to apply any portion of the Fourth Floor Expansion Space Allowance for any purposes other than as provided in this Paragraph 1.K, nor shall Landlord be deemed to have assumed any obligations, in whole or in part, of Tenant to any contractors, subcontractors, suppliers, workmen or materialmen. In addition, Landlord shall not be obligated to make any application of any portion of the Fourth Floor Expansion Space Allowance if
            (i) there shall be existing any default of Tenant under the Lease (as defined in Section 8.1), beyond the expiration of applicable notice and grace periods, or (ii) there are any liens which are not bonded to the reasonable satisfaction of the Landlord against Tenant's interest in the Lease or against the Premises, the Building, or the Prudential Center arising out of any work performed pursuant to the Lease by Tenant or any litigation in which Tenant is a party.

       L. There shall be no increase in the Replacement LC, as hereinafter defined, in connection with Tenant's demise of the Fourth Floor Expansion Space.

       If Tenant fails timely to give Tenant's Exercise Notice, Tenant shall have no right to lease the Fourth Floor Expansion Space and the terms of this Paragraph 1 shall be null and void, time being of the essence hereof.

      2.    TWENTY-EIGHTH FLOOR EXPANSION OPTION

      Tenant shall have the right to increase the size of the Premises by adding thereto Floor 28 of the Building containing 25,676 square feet of rentable floor area (the "Twenty-Eighth Floor Expansion Space") in the manner and subject to the terms and conditions as hereinafter set forth.

      If as of the date of Tenant's Exercise Notice and as of the Commencement Date in respect of the Twenty-Eighth Floor Expansion Space, (i) Tenant is not in default, beyond the expiration of applicable notice and grace periods, in the performance of any obligations to be performed by Tenant under the Lease and
(ii) this Lease is still in full force and effect, Tenant shall have the right to lease the Twenty-Eighth Floor Expansion Area by giving Landlord written notice ("Tenant's Exercise Notice") on or before January 1, 2001 and Tenant's Exercise Notice shall constitute an agreement to add the Twenty-Eighth Floor Expansion Space to the Premises demised under the Lease for a term coterminous with the Term of the Lease upon all of the same terms, conditions, covenants and agreements contained in the Lease except as follows:

      A. The Commencement Date in respect of the Twenty-Eighth Floor Expansion Space shall be the day after the date that the present tenant of the Twenty- Eighth Floor Expansion Space vacates the Twenty-Eighth Floor Expansion Space, which date is estimated to occur between September 1, 2001 and December 31, 2001. Landlord shall give Tenant reasonable advance notice of the actual Commencement Date in respect of the Twenty-Eighth Floor Expansion Space.

            If the Commencement Date in respect of the Twenty-Eighth Floor Expansion Space has not occurred on or before September 30, 2001, then Tenant shall be entitled to a rent abatement against Tenant's obligation to pay rent in respect of the Twenty-Eighth Floor Expansion Space equal to one (1) day for each day between October 1, 2001 and the Commencement Date in respect of the Twenty-Eighth Floor Expansion Space. Such abatement shall be in addition to any delay in Tenant's obligation to pay rent in respect of the Twenty-Eighth Floor Expansion Space based on the Commencement Date in respect of the Twenty-Eighth Floor Commencement Date. For example, if the Commencement Date in respect of the Twenty-Eighth Floor Expansion Space occurs on October 15, 2001, then Tenant's obligation to pay rent in respect of the Fourth Floor Expansion Space shall not commence until November 1, 2001 (i.e., 15 days after such Commencement Date). If the Commencement

            Date in respect of the Twenty-Eighth Floor Expansion Space has not occurred on or before December 31, 2001, Tenant shall have the right to terminate the Lease with respect to the Twenty-Eighth Floor Expansion Space only, by giving notice to Landlord of Tenant's desire to do so on or before January 31, 2002; and upon the giving of such notice, the Lease shall terminate with respect to the Twenty-Eighth Floor Expansion Space only, without further liability or obligation on the part of either party, unless within thirty (30) days after receipt of such termination notice from Tenant, the Commencement Date in respect of the Twenty-Eighth Floor Expansion Space has occurred.

            Such rent abatement and right of termination shall be Tenant's sole and exclusive remedies at law or in equity or otherwise for the failure of the Commencement Date in respect of the Twenty-Eighth Floor Expansion Space to occur by September 30, 2001 or December 31, 2001, respectively.

      B. The Term of the Lease for the Twenty-Eighth Floor Expansion Space shall commence on the Commencement Date in respect of the Twenty-Eighth Floor Expansion Space and shall expire on November 30, 2005, unless sooner terminated in accordance with the provisions of the Lease as herein amended, upon all the same terms and conditions contained in the Lease as herein amended.

      C. Tenant's obligation to pay rent, Increased Operating Expenses and increased Real Estate Taxes in respect of the Twenty-Eighth Floor Expansion Space shall commence to accrue on the Commencement Date in respect of the Twenty-Eighth Floor Expansion Space.

      D. Rent for the Twenty-Eighth Floor Expansion Space shall be payable at the annual rate of $1,347,990.00 (being the product of (i) $52.50 and (ii) the rentable floor area of the Twenty-Eighth Floor Expansion Space (being 25,676 square feet).

      E. Commencing on the Commencement Date in respect of the Twenty-Eighth Floor Expansion Space, Tenant shall reimburse Landlord for Increased Operating Expenses (pursuant to Section 3.2 of the Lease) for the Twenty- Eighth Floor Expansion Space in excess of the Operating Expenses incurred by Landlord during calendar year 2001 (being January 1,2001 through December 31, 2001).

      F. Commencing on the Commencement Date in respect of the Twenty-Eighth Floor Expansion Space, Tenant shall reimburse Landlord for increased Real Estate Taxes (pursuant to Section 3.4 of the Lease) for the Twenty-Eighth

            Floor Expansion Space in excess of the Real Estate Taxes paid by Landlord in fiscal year 2002 (being July 1, 2001 through June 30,
            2002).

      G. Tenant's Share with respect to the Twenty-Eighth Floor Expansion Space consisting of a total of 25,676 rentable square feet will be 2.09%.

      H.    Tenant shall reimburse Landlord monthly in arrears within thirty
            (30) days of receipt of Landlord's invoice for the cost of electricity consumed in the Twenty-Eighth Floor Expansion Space as determined by a check meter (which check meter is presently installed) at Landlord's cost of electricity from time to time.

      I. As provided in the Lease, on the Commencement Date in respect of the Twenty-Eighth Floor Expansion Space, Tenant shall be entitled to lease (i) up to twelve (12) additional non-reserved parking spaces at the then current monthly rates for non-reserved spaces, and (ii) one (1) reserved parking space at the then current monthly rate for reserved spaces. All of such spaces shall be leased from the Prudential Center garage operator in addition to those currently leased by Tenant.

      J. Tenant's extension rights set forth in Section 12.15 of the Lease, as amended by Section II(1) of the Fourth Amendment of Lease, shall apply to the Twenty-Eighth Floor Expansion Space.

      K. Tenant shall lease the Twenty-Eighth Floor Expansion Space in "as-is" condition, broom clean and clear of all occupants, in the condition in which the Twenty-Eighth Floor Expansion Space is in as of the Commencement Date in respect of the Twenty-Eighth Floor Expansion Space, without any obligation on the part of Landlord to prepare or construct the Twenty-Eighth Floor Expansion Space for Tenant's occupancy, except that Landlord shall provide to Tenant an allowance of $15.00 per square foot of rentable floor area of the Twenty-Eighth Floor Expansion Space (the "Twenty-Eighth Floor Expansion Space Allowance") towards the cost of design and improvements (including, without limitation, telephone and data wiring) to be performed by Tenant in the Twenty-Eighth Floor Expansion Space in accordance with the terms of the Lease after Tenant delivers to Landlord paid invoices indicating the actual cost of such design and improvements reasonably satisfactory to Landlord. Notwithstanding the foregoing, Landlord shall be under no obligation to apply any portion of the Twenty-Eighth Floor Expansion Space Allowance for any purposes other than as provided in this Paragraph 2.K, nor shall Landlord be deemed to have assumed any obligations, in whole or in part, of Tenant to any contractors, subcontractors, suppliers, workmen or materialmen. In addition, Landlord shall not be obligated to make any application of any portion of the Twenty-Eighth Floor Expansion Space Allowance if (i) there shall be existing any default of Tenant under the Lease (as defined in Section 8.1), beyond the expiration of applicable notice and grace periods, or (ii) there are any liens which are not bonded to the reasonable satisfaction of the Landlord against Tenant's interest in the Lease or against the Premises, the Building, or the Prudential Center arising out of any work performed pursuant to the Lease by Tenant or any litigation in which Tenant is a party.

      L. There shall be no increase in the Replacement LC, as hereinafter defined, in connection with Tenant's demise of the Twenty-Eighth Floor Expansion Space.

      If Tenant fails timely to give Tenant's Exercise Notice, Tenant shall have no right to lease the Twenty-Eighth Floor Expansion Space and the terms of this Paragraph 2 shall be null and void, time being of the essence hereof.

      3.    DELETION OF TENANT'S FIFTH YEAR OPTION TO EXPAND

      In consideration of the Expansion Options granted to Tenant in this Tenth Amendment, the parties hereby confirm and agree that Tenant shall have no right to add one additional floor to the Premises at the end of the fifth year pursuant to Paragraph B of Section 12.16. Therefore, Paragraph B of Section
12.16 of the Lease is hereby deleted in its entirety and is of no further force or effect.

      4.    REDUCTION IN LETTERS OF CREDIT

      A. In accordance with Section 12.14 of the Lease (as amended by Section 9 of the First Amendment of Lease, and by Paragraph 12 of the Seventh Amendment to Lease), Tenant has delivered to Landlord an irrevocable standby letter of credit in the original face amount of Four Million Seventy-Eight Thousand and 00/100 Dollars ($4,078,000.00) (the "Original LC") to secure, among other things, a portion of the Lease Transaction Costs incurred by Landlord in connection with the Initial Premises and the First Amendment Spaces. Section 12.14 (as amended by Section 9 of the First Amendment of Lease and by Paragraph 12 of the Seventh Amendment to Lease) also provides in part for yearly reductions of the Original LC subject to the conditions contained in Section 12.14 of the Lease (as amended by Section 9 of the First Amendment of Lease, and by Paragraph 12 of the Seventh Amendment to Lease).

      B. In accordance with Section I(F) of the Third Amendment of Lease, as amended by Paragraph 11 of the Seventh Amendment to Lease, the Tenant has delivered to

Landlord an irrevocable standby letter of credit in the original face amount of One Million Three Hundred Seventy-Five Thousand and 00/100 Dollars ($1,375,000.00) (the "Third Amendment LC") to secure, among other obligations of Tenant under the Lease, a portion of the transaction costs incurred by Landlord in connection with the twenty-fifth (25th) floor of the Building (the "Twenty-Fifth Floor"). Paragraph 11 of the Seventh Amendment also provides in part for the yearly reductions of the Third Amendment LC subject to the conditions contained in said Paragraph 11.

      C. Notwithstanding anything to the contrary contained in the Lease, as so amended, in consideration of the agreements contained in this Tenth Amendment, Landlord shall, on the date ("Replacement LC Effective Date") that Landlord receives the Replacement LC, as hereinafter defined, return to Tenant the Third Amendment LC and the Original LC. In addition, upon Landlord's receipt of the Replacement LC, Section 12.14 of the Lease, Paragraph 9 of the First Amendment of Lease, Exhibit LCR to the First Amendment of Lease, Paragraph 1(F) of the Third Amendment of Lease, Paragraphs 11 and 12 of the Seventh Amendment of Lease and Exhibit LCR to the Seventh Amendment of Lease shall be deleted in their entirety and the following Subparagraphs D, E, F, G and H shall govern the terms of the Replacement LC.

      D. Tenant agrees that, upon Landlord's receipt of the Replacement LC, as hereinafter defined, Landlord shall hold the same, throughout the term of the Lease (including any extension thereof), as security for the performance by Tenant of all obligations on the part of Tenant to be performed. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord's damages arising from any default on the part of Tenant. If Landlord so applies all or any portion of such deposit, Tenant shall within seven (7) days after notice from Landlord deliver cash to Landlord in an amount sufficient to restore the Replacement LC to the full amount stated herein. Tenant not then being in default and having performed all of its obligations under this Lease, including the payment of all annual rent, Landlord shall return the Replacement LC, or so much thereof as shall not have theretofore been applied in accordance with the terms hereof, to Tenant on the expiration or earlier termination of the Term and surrender of possession of the Premises by Tenant to Landlord in the condition required in the Lease at such time. If Landlord conveys Landlord's interest under this Lease, the Replacement LC, or any part thereof not previously applied, shall be turned over by Landlord to Landlord's grantee for proper application of the Replacement LC in accordance with the terms of this Paragraph 4, and the return thereof in accordance herewith, and Landlord shall have no further liability therefor.

      E. Neither the holder of a mortgage nor the landlord in aground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any such Replacement LC, whether or not it succeeds to the position of Landlord hereunder, unless such Replacement LC shall have been received in hand by such holder or ground lessor.

      F. The "Replacement LC" shall be defined as an irrevocable letter of credit, which shall: (a) be in the amount of One Million and 00/100 ($1,000,000.00) Dollars; (b) be in the form attached hereto as Exhibit A, Tenth Amendment, or in the form of the Third Amendment LC or the Original LC; (c) name Landlord as its beneficiary; (d) be drawn on an FDIC insured financial institution reasonably satisfactory to the Landlord; and (e) be renewable automatically on an annual basis and expire no earlier than sixty (60) days after the Termination Date of the Lease. If Landlord intends to assign Landlord's interest in the Lease, Tenant shall, upon notice from Landlord, deliver to Landlord an amendment to the Replacement LC naming Landlord's assignee as the beneficiary thereof. If Tenant fails to deliver such amendment within fifteen (15) days after notice from Landlord, Landlord shall have the right to draw down the entire amount of the Replacement LC and hold the proceeds thereof as a security deposit in accordance with this Paragraph 4.

      G. Notwithstanding anything herein to the contrary, the Replacement LC shall be reduced by $100,000.00 per year commencing on the first (1st) anniversary of the Replacement LC Effective Date, and on each anniversary thereof, provided that all of the conditions set forth below ("Replacement LC Reduction Conditions") are satisfied at the time of any reduction. Such reduction shall be accomplished by having Tenant provide Landlord with a substitute letter of credit in the reduced amount.

      H. The following Replacement LC Reduction Conditions must be satisfied at the time of any reduction of the Replacement LC:

            (i) Tenant must not be in default of any obligation under the Lease beyond any applicable notice and cure period (including Tenant's obligation to deliver cash to restore the Replacement LC to the full amount in accordance with Paragraph 4.F hereof);

            (ii) Tenant shall have delivered to Landlord, within ninety (90) days of the end of Tenant's fiscal year (1/1 - 12/31), a copy of Tenant's financial statements for such fiscal year prepared by a nationally recognized certified public accounting firm in accordance with GAAP standards; and

            (iii) Tenant's tangible net worth, as determined in accordance with generally accepted accounting principles, consistently applied, as evidenced by Tenant's most recent financial statements, is equal to or better than the tangible net worth of Tenant, as determined in accordance with generally accepted accounting principles, consistently applied, on the date of this Tenth Amendment.

      If in any year during the term all the Replacement LC Reduction Conditions are not satisfied as of the anniversary of the Replacement LC Effective Date for such year, the Replacement LC shall not be reduced in such year. However, in such event, the Replacement LC may be reduced on subsequent anniversaries of the Replacement LC Effective Date if the Replacement LC Reduction Conditions are satisfied for such year, provided however, that in no event shall the Replacement LC be reduced by more than $100,000.00 in any one year.

      5.    SEVENTH AMENDMENT SPACE

      Reference is made to the Seventh Amendment Space, being the entirety of the twenty-ninth (29th) floor of the Building consisting of 25,676 square feet of rentable floor area, demised to Tenant pursuant to the Seventh Amendment to Lease. Notwithstanding anything to the contrary in the Seventh Amendment to Lease contained, the parties acknowledge that the present tenant of the Seventh Amendment Space, Boston Edison, will remain in a portion of the Seventh Amendment Space, to wit, two (2) telephone rooms, consisting of approximately 500 square feet of rentable floor area, as shown on the plan attached hereto as Exhibit B, Tenth Amendment ("Area B"), for a period terminating no later than June 30, 2001. Therefore, the Seventh Amendment Space shall consist of two (2) areas (each, a "Portion"), being Area A, consisting of approximately 25,176 square feet of rentable floor area, and Area B. In implementation of this Paragraph 5, Paragraphs 1 through 6 of the Seventh Amendment to Lease are hereby deleted and the following are hereby substituted in their place:

      "1. Effective as of the "Seventh Amendment Space Commencement Date" in respect of each Portion of the Seventh Amendment Space (as defined in Section 2 hereof) the Seventh Amendment Space shall constitute a part of the "Premises" (as defined and used in the Lease), so that the Premises (as defined and used in the Lease) shall include both the Initial Premises and the Seventh Amendment Space.

      2. The Seventh Amendment Space Commencement Date in respect of each Portion of the Seventh Amendment Space shall be the earlier to occur of (a) the date on which such Portion of the Seventh Amendment Space is ready for occupancy as provided below or (b) the date on which Tenant commences beneficial use of such Portion of the Seventh Amendment Space (Tenant shall be treated as having commenced beneficial use when it begins to move furniture and equipment into such Portion of the Seventh Amendment Space for its regular business operation). Each Portion of the Seventh Amendment Space shall be deemed to be ready for occupancy at such time as Landlord shall have completed the "Asbestos Abatement Work" as described on Exhibit B attached hereto and placed such Portion of the Seventh Amendment Space in "shell condition" as described in Exhibit C to the above-referenced Fourth Amendment of Lease. Landlord shall give Tenant at least thirty (30) days prior written notice of the date on which Landlord anticipates that the work to be performed by Landlord hereunder will be completed and such Portion of the Seventh Amendment Space deemed ready for occupancy. Notwithstanding the foregoing, under no circumstances shall the Seventh Amendment Space Commencement Date in respect of either Portion be deemed to occur prior to March 1, 2001 (unless Tenant has commenced beneficial use of such Portion of the Seventh Amendment Space prior to that date).

            In the event that Landlord shall fail to deliver possession of Area A of the Seventh Amendment Space with the Asbestos Abatement Work complete and the Area A of the Seventh Amendment Space in shell condition by May 1, 2001, then Landlord shall, as and when received by Landlord, pay to Tenant one hundred percent (100%) of the Holdover Premium, as hereinafter defined, paid to Landlord by the existing tenant of the Seventh Amendment Space ("Existing Tenant"). For the purposes hereof, the "Holdover Premium" shall be equal to the use and occupancy charge required to be paid by the Existing Tenant under its lease for any period of time during which such Existing Tenant remains in the Seventh Amendment Space after March 31, 2001 less the sum of (x) the Minimum Rent and additional rent applicable to the Seventh Amendment Space prior to such holdover, and (y) to the extent not otherwise collected by Landlord from the Existing Tenant, the actual, out-of-pocket expenses incurred by Landlord in enforcing its rights against the Existing Tenant to obtain possession of the Seventh Amendment Space. Landlord hereby represents to Tenant that the use and occupancy charge required to be paid by the Existing Tenant under its lease from and after April 1, 2001 is equal to 200% of the Minimum Rent and additional rent applicable to the Seventh Amendment Space prior to such holdover, and that the Minimum Rent payable by the Existing Tenant under its lease prior to such holdover is equal to $39.00 per rentable square foot of the Seventh Amendment Space per annum.

            In the event that Landlord shall fail to deliver possession of Area A of the Seventh Amendment Space with the Asbestos Abatement Work complete and the Area A of the Seventh Amendment Space in shell condition by July 1, 2001, Tenant shall have the right to terminate the Lease with respect to the Seventh Amendment Space only, by giving notice to Landlord of Tenant's desire to do so within thirty
            (30) days after such date; and, upon, the giving of such notice, the Lease shall terminate with respect to the Seventh Amendment Space only, without further liability or obligation on the part of either party, unless within thirty (30) days after receipt of such termination notice from Tenant, Landlord shall so deliver the Seventh Amendment Space in the condition required above. Such Holdover Premium and right of termination shall be Tenant's sole and exclusive remedies at law or in equity or otherwise for Landlord's failure to deliver the Seventh Amendment Space by May 1, 2001, or July 1, 2001, respectively.

      3. The Term of the Lease for each Portion of the Seventh Amendment Space shall commence on the respective Seventh Amendment Space Commencement Date in respect of each Portion of the Seventh Amendment Space and (notwithstanding the fact that the Term of the Lease with respect to the Initial Premises may have previously expired as set forth in the Lease) shall expire on the last day of the sixtieth (60th) full calendar month subsequent to the Seventh Amendment Space Commencement Date in respect of Area A (plus the partial month, if any, following the Seventh Amendment Space Commencement Date in respect of Area A) (the "Seventh Amendment Space Lease Term"), unless sooner terminated in accordance with the provisions of the Lease as herein amended, upon all the same terms and conditions contained in the Lease as herein amended.

      4. Rent for each Portion of the Seventh Amendment Space from the respective Seventh Amendment Space Commencement Date in respect of such Portion of the Seventh Amendment Space through the expiration of the Seventh Amendment Space Lease Term shall be payable at the annual rate equal to the product of (i) $52.50 and (ii) the rentable floor area of such Portion of the Seventh Amendment Space.

      5. Commencing on the respective Seventh Amendment Space Commencement Date in respect of each Portion of the Seventh Amendment Space, Tenant shall reimburse Landlord for Increased Operating Expenses (pursuant to Section 3.2 of the Lease) for each Portion of the Seventh Amendment Space in excess of the Operating Expenses incurred by Landlord during calendar year 2000 (being January 1, 2000 through December 31, 2000).

      6. Commencing on the respective Seventh Amendment Space Commencement Date in respect of each Portion of the Seventh Amendment Space, Tenant shall reimburse Landlord for increased Real Estate Taxes (pursuant to Section 3.4 of the Lease) for each Portion of the Seventh Amendment Space in excess of the Real Estate Taxes paid by Landlord in fiscal year 2001 (being July 1, 2000 through June 30,
            2001)."

      7. Tenant's Share with respect to Area A of the Seventh Amendment Space consisting of 25,176 rentable square feet will be 2.05%. Tenant's Share with respect to Area B of the Seventh Amendment Space consisting of 500 rentable square feet will be .04%.

      8. As provided in the Lease, on the Seventh Amendment Space Commencement Date in respect of Area A, Tenant shall be entitled to lease, at the then current monthly rates, up to thirteen (13) additional parking spaces from the Prudential Center garage operator in additional to those currently leased. The rate for monthly parking spaces as of January 1, 2000 is $295.00 per month.

      In the event that Boston Edison holds over in Area A of the Seventh Amendment Space beyond March 31, 2001 or in Area B of the Seventh Amendment Space beyond June 30, 2001, Landlord shall enforce all of its rights and remedies, both at law and in equity, against Boston Edison on account of such holdover.

      6.    OTHER TERMS

      A. Tenant hereby acknowledges and confirms that the indemnity set forth in Section 11.1 of the Lease shall apply, and always has applied, to the use or occupancy by Tenant of the Premises in its entirety and to the acts or omissions of Tenant, its agents, employees or any contractors brought onto the Premises in its entirety by Tenant.

      B. (i) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Tenth Amendment other than Meredith & Grew (the "Recognized Broker"); and in the event any claim is made against Landlord relative to dealings by Tenant with brokers other than the Recognized Broker, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

            (ii) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Tenth Amendment other than the Recognized Broker; and in the event any claim is made against Tenant relative to dealings by Landlord with brokers other than the Recognized Broker, Landlord shall defend the claim against Tenant with counsel of Landlord's selection and save harmless and indemnity Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord shall be responsible for paying the commission due to the Recognized Broker in connection with this Tenth Amendment.

      C. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

      D. Except as herein amended the Lease shall remain unchanged and in full force and effect. All references to the "Lease" shall be deemed to be references to the Lease as herein amended.

      EXECUTED as a sealed instrument as of the date and year first above written.

WITNESS:                                 LANDLORD:


/s/ Susan G. Murphy
-------------------
                                         BP PRUCENTER ACQUISITION, LLC

                                         By: BOSTON PROPERTIES LIMITED
                                             PARTNERSHIP, its Manager

                                             By: BOSTON PROPERTIES, INC.,
                                                 its general partner


                                                 By /s/ Claude B. Hooper
                                                    ------------------------
                                                 Name Claude B. Hooper
                                                      ----------------------
                                                 Title Senior Vice President
                                                       ---------------------

WITNESS:                                     TENANT:


/s/ Marschall Smith                          DIGITAS LLC
-------------------

MARSCHALL SMITH                              By /s/ Michael Goss
Executive Vice President                        ---------------------------
                                             Name Michael Goss
                                                  -------------------------
                                             Title Executive Vice President
                                                   ------------------------

                           EXHIBIT A. TENTH AMENDMENT

                            FORM OF LETTER OF CREDIT

                         _______________________________
                         (Name of Financial Institution)

                                                       Irrevocable Standby
                                                       Letter of Credit
                                                       No. _____________________
                                                       Issuance Date:___________
                                                       Expiration Date:_________
                                                       Applicant:_______________

Beneficiary

BP Prucenter Acquisition LLC
c/o Boston Properties Limited Partnership
800 Boylston Street, Suite 400
Boston, Massachusetts 02199-8001

Ladies/Gentlemen:

      We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the initial amount of One Million and 00/100 U.S. Dollars ($1,000,000.00) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.    An original copy of this Irrevocable Standby Letter of Credit.

2. Beneficiary's dated statement purportedly signed by one of its officers reading: "This draw in the amount of ______________________ U.S. Dollars ($_____________) under your Irrevocable Standby Letter of Credit No. ____________________ represents funds due and owing to us as a result of the Applicant's failure to comply with one or more of the terms of that certain lease by and between BP Prucenter Acquisition LLC, as landlord, and Digitas LLC, as tenant."

      It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least sixty (60) days prior to such expiration date or applicable anniversary thereof, we notify you in writing by certified mail, return receipt requested, that we elect not to so renew this Irrevocable Standby Letter of Credit.

      In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1. and 2. above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by one of Beneficiary's officers stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary's signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to assign your interest in this Irrevocable Standby Letter of Credit from time to time without our approval and without charge. In the event of an assignment, we reserve the right to require reasonable evidence of such assignment as a condition to any draw hereunder.

      This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

      We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

      All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at
_________________________________________________________ to the attention of
______________________________.

                                            Very truly yours,


                                            --------------------


                                                   [name]
                                            --------------------

                                                   [title}
                                            --------------------